Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended December 31, 2020 and Declaration of Distributions of Common Stock for the Months Ending April 30, May 31, and June 30, 2021.

Oxford Square Capital Corp. also schedules fourth quarter earnings conference call for March 24, 2021.

GREENWICH, CT – 3/22/2021 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended December 31, 2020.

•	As of December 31, 2020, net asset value (“NAV”) per share was $4.55, compared with the NAV per share of $3.85 at the prior quarter end.

o	For the quarter ended December 31, 2020 we recorded GAAP net investment income of approximately $4.7 million, or $0.10 per share.

o	We recorded net unrealized appreciation of approximately $35.7 million and net realized losses on investments of approximately $0.7 million for the quarter ended December 31, 2020, compared to net unrealized appreciation of approximately $20.9 million and net realized losses on investments of approximately $4.4 million for the quarter ended September 30, 2020.

o	In total, we had a net increase in net assets from operations of approximately $39.7 million, or $0.80 per share, for the quarter ended December 31, 2020, compared with a net increase in net assets from operations of approximately $20.8 million, or $0.42 per share, for the quarter ended September 30, 2020.

•	Total investment income for the quarter ended December 31, 2020 amounted to approximately $8.6 million, compared with approximately $8.2 million for the quarter ended September 30, 2020. For the quarter ended December 31, 2020 the components of investment income were as follows:

•	$5.2 million from our debt investments,

•	$3.5 million from our CLO equity investments

•	Our total expenses for the quarter ended December 31, 2020 were approximately $3.9 million, compared with total expenses of approximately $4.0 million for the third quarter of 2020.

•	During the fourth quarter of 2020, we made investments of approximately $46.9 million and recognized proceeds of approximately $25.4 million from sales of investments, and $51.1 million from repayments and amortization payments on our debt investments.

•	As of December 31, 2020, the following metrics applied (note that none of these values represents a total return to shareholders):

o	The weighted average yield of our debt investments was 8.0% at current cost, compared with 8.3% as of September 30, 2020.

o	The weighted average effective yield of our CLO equity investments at current cost was 8.0%, compared with 7.7% as of September 30, 2020.

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 19.2%, compared with 11.7% as of September 30, 2020.

•	Our weighted average credit rating was 2.1 based on total fair value and 2.4 based on total principal amount as of December 31, 2020, compared to 2.3 based on total fair value and 2.5 based on total principal value as of September 30, 2020.

•	As of December 31, 2020, we had two debt investments on non-accrual status, with a combined fair value of $4.2 million. Also, as of December 31, 2020, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had zero fair value.

•	On February 23, 2021, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
April 30, 2021	April 16, 2021	April 30, 2021	$0.035
May 31, 2021	May 14, 2021	May 28, 2021	$0.035
June 30, 2021	June 16, 2021	June 30, 2021	$0.035

In light of current economic and market conditions, including as a result of the global crisis caused by the spread of the COVID-19 virus, we believe that no reliance should be placed on these distributions representing the prospect for any particular level of common stock distributions for any periods in the future.

We will hold a conference call to discuss fourth quarter 2020 earnings on Wednesday, March 24, 2021 at 9:00 AM Eastern time. The toll free dial-in number is 1-888-339-0740. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-877-344-7529. The replay pass-code number is 10153501.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2020	December 31, 2019
ASSETS
Non-affiliated/non-control investments (cost: $407,547,351 and $467,828,907, respectively)	$294,674,000	$361,985,203
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	—	2,816,790
Cash equivalents	59,137,284	14,410,486
Restricted cash	—	2,050,452
Interest and distributions receivable	2,299,259	3,480,036
Securities sold not settled	950,000	—
Other assets	597,238	523,626
Total assets	$357,657,781	$385,266,593
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $1,055,065 and $1,380,658, respectively	$63,315,160	$62,989,567
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $1,243,082 and $1,476,878, respectively	43,547,668	43,313,872
Notes payable – Credit Facility, net of deferred issuance costs of $0 and $10,051, respectively	—	28,080,550
Securities purchased not settled	23,156,556	—
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,159,703	1,480,653
Accrued interest payable	478,191	632,235
Accrued expenses	573,977	771,174
Total liabilities	132,231,255	137,268,051
COMMITMENTS AND CONTINGENCIES (Note 9)
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,589,607 and 48,448,987 shares issued and outstanding, respectively	495,895	484,489
Capital in excess of par value	452,650,210	451,839,302
Total distributable earnings/(accumulated losses)	(227,719,579)	(204,325,249)
Total net assets	225,426,526	247,998,542
Total liabilities and net assets	$357,657,781	$385,266,593
Net asset value per common share	$4.55	$5.12

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$20,252,055	$28,000,283	$25,183,547
Income from securitization vehicles and investments	15,014,000	25,244,866	27,837,032
Other income	676,450	1,694,434	2,984,773
Total investment income from non-affiliated/non-control investments	35,942,505	54,939,583	56,005,352
From affiliated investments:
Dividend income – non-cash	—	7,710,805	—
Interest income – debt investments	—	—	271,916
Total investment income from affiliated investments	—	7,710,805	271,916
Total investment income	35,942,505	62,650,388	56,277,268
EXPENSES
Interest expense	7,878,906	9,901,426	7,181,009
Base Fee	4,525,034	6,704,467	7,309,435
Professional fees	1,545,279	1,454,942	1,227,296
Compensation expense	708,350	832,256	907,995
Director’s fees	441,500	417,500	441,501
Insurance	330,746	281,146	247,178
Transfer agent and custodian fees	206,686	239,323	227,381
General and administrative	591,512	829,476	644,104
Total expenses before incentive fees	16,228,013	20,660,536	18,185,899
Net investment income incentive fees	—	3,511,493	4,585,151
Capital gains incentive fees	—	—	—
Total incentive fees	—	3,511,493	4,585,151
Total expenses	16,228,013	24,172,029	22,771,050
Net investment income	19,714,492	38,478,359	33,506,218
Net change in unrealized appreciation/depreciation on investments
Non-Affiliate/non-control investments	(7,029,647)	(50,107,582)	(36,969,481)
Affiliated investments	(2,816,790)	(19,386,212)	(2,323,867)
Total net change in unrealized appreciation/depreciation on investments	(9,846,437)	(69,493,794)	(39,293,348)
Net realized losses
Non-Affiliated/non-control investments	(8,151,553)	(1,709,816)	(3,370,732)
Affiliated investments	—	—	5,241
Extinguishment of debt	(5,211)	(72,666)	(60,752)
Total net realized losses	(8,156,764)	(1,782,482)	(3,426,243)
Net increase/(decrease) in net assets resulting from operations	1,711,291	(32,797,917)	(9,213,373)

Net increase in net assets resulting from net investment income per common share:
Basic and Diluted	$0.40	$0.81	$0.67
Net increase/(decrease) in net assets resulting from operations per common share:
Basic	$0.03	$(0.69)	$(0.19)
Diluted	$0.03	$(0.69)	$(0.19)
Weighted average shares of common stock outstanding:
Basic	49,477,215	47,756,596	49,662,157
Diluted	49,477,215	47,756,596	49,662,157

FINANCIAL HIGHLIGHTS

	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Per Share Data
Net asset value at beginning of year	$5.12	$6.60	$7.55	$7.50	$6.40
Net investment income(1)	0.40	0.81	0.67	0.60	0.52
Net realized and unrealized gains (losses)(2)	(0.36)	(1.49)	(0.91)	0.25	1.62
Net change in net asset value from operations	0.04	(0.68)	(0.24)	0.85	2.14
Distributions per share from net investment income	(0.61)	(0.80)	(0.73)	(0.66)	(1.06)
Distributions based on weighted average share impact	—	—	0.01	—	0.01
Tax return of capital distributions	—	—	(0.07)	(0.14)	(0.10)
Total distributions(3)	(0.61)	(0.80)	(0.79)	(0.80)	(1.15)
Effect of shares issued/repurchased, gross	—	—	0.08	—	0.11
Net asset value at end of year	$4.55	$5.12	$6.60	$7.55	$7.50
Per share market value at beginning of year	$5.44	$6.47	$5.74	$6.61	$6.08
Per share market value at end of year	$3.05	$5.44	$6.47	$5.74	$6.61
Total return based on Market Value(4)	(31.75)%	(4.14)%	26.95%	(2.01)%	33.29%
Total return based on Net Asset Value(5)	0.82%	(10.26)%	(1.99)%	11.33%	35.31%
Shares outstanding at end of year	49,589,607	48,448,987	47,650,959	51,479,409	51,479,409

Ratios/Supplemental Data(7)
Net assets at end of period (000’s)	225,427	247,999	314,724	388,419	385,992
Average net assets (000’s)	191,137	289,373	369,258	385,947	343,328
Ratio of expenses to average net assets	8.45%	8.35%	6.17%	7.95%	12.38%
Ratio of net investment income to average net assets	10.26%	13.30%	9.07%	7.96%	7.80%
Portfolio turnover rate(6)	23.72%	12.75%	35.18%	43.02%	25.73%
____________

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts divided by the beginning market value per share.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value.
(6)	Portfolio turnover rate is calculated using the lesser of the annual cash investment sales and debt repayments or annual cash investment purchases over the average of the total investments at fair value.

(7)	The following table provides supplemental performance ratios measured for the years ended December 31, 2020, 2019, 2018, 2017 and 2016:

	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Ratio of expenses to average net assets:
Expenses before incentive fees	8.45%	7.14%	4.92%	6.95%	11.57%
Net Investment Income Incentive Fees	—%	1.21%	1.24%	1.00%	0.81%
Capital Gains Incentive Fees	—%	—%	—%	—%	—%
Ratio of expenses, excluding interest expense, to average net assets	4.35%	4.93%	4.21%	4.61%	7.37%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280